Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Finance & Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Strong Third Quarter 2026 Financial Results and Raises Full Year Outlook

SCOTTSDALE, Ariz. – November 5, 2026 – LifeStance Health Group, Inc. (Nasdaq: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the third quarter ended September 30, 2026.

(All results compared to prior-year comparative period, unless otherwise noted)

Q3 2026 Highlights and FY 2026 Outlook

•
Revenue of $455.9 million increased 25% compared to revenue of $363.8 million
•
Clinician base increased 11% to 8,863 clinicians, a sequential net increase of 321 in the third quarter
•
Third quarter visit volumes increased 17% to 2.7 million
•
Net income of $22.4 million compared to net income of $1.1 million
•
Adjusted EBITDA of $68.4 million compared to Adjusted EBITDA of $40.2 million
•
Net cash provided by operations of $37.0 million in the third quarter
•
Free Cash Flow generation of $22.4 million in the third quarter
•
For full year 2026, raising revenue expectations to $1.741 billion to $1.761 billion, Center Margin expectations to $599 million to $613 million, and Adjusted EBITDA expectations to $242 million to $250 million

“The team delivered a tremendous quarter, with execution across the business driving results that once again exceeded our expectations,” said Dave Bourdon, CEO of LifeStance. “The strong momentum gives us the confidence to further raise our full-year 2026 outlook across all financial metrics, while our positive patient outcomes, most recently across TMS and Spravato, reflect our commitment to clinical excellence. At the same time, the investments we are making in our platform, including the implementation of our new EHR, are positioning LifeStance for continued success and scale over the long term.”

Financial Highlights
	Q3 2026	Q3 2025	Y/Y
(in millions)
Total revenue	$455.9	$363.8	25%
Income from operations	33.1	7.4	NM
Center Margin	161.4	116.6	38%
Net income	22.4	1.1	NM
Adjusted EBITDA	68.4	40.2	70%
As % of Total revenue:
Income from operations	7.3%	2.0%
Center Margin	35.4%	32.0%
Net income	4.9%	0.3%
Adjusted EBITDA	15.0%	11.1%

NM - not meaningful

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 25% to $455.9 million. Revenue growth in the third quarter was driven primarily by higher visit volumes from net clinician growth, improved clinician productivity, and higher total revenue per visit.
•
income from operations was $33.1 million and net income was $22.4 million.
•
Center Margin grew 38% to $161.4 million, or 35.4% of total revenue.
•
Adjusted EBITDA increased 70% to $68.4 million, or 15.0% of total revenue. Adjusted EBITDA as a percentage of revenue increased in the third quarter as a result of higher total revenue per visit, lower center costs as a percentage of revenue, and improved operating leverage from revenue growing faster than general and administrative expenses.

Balance Sheet, Cash Flow, and Capital Allocation

For the nine months ended September 30, 2026, LifeStance generated $170.0 million of cash flow from operations, including $37.0 million during the third quarter of 2026. The Company ended the third quarter with cash and cash equivalents of $218.8 million and net long-term debt of $255.5 million.

2026 Guidance

LifeStance is providing the following outlook for 2026:

•
The Company is raising full year revenue to $1.741 billion to $1.761 billion, Center Margin to $599 million to $613 million, and Adjusted EBITDA to $242 million to $250 million.
•
For the fourth quarter of 2026, the Company expects total revenue of $446 million to $466 million, Center Margin of $149 million to $163 million, and Adjusted EBITDA of $56 million to $64 million.

Conference Call, Webcast Information, and Presentations

LifeStance will hold a conference call today, November 5, 2026 at 8:30 a.m. Eastern Time to discuss the third quarter 2026 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 3056663 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (Nasdaq: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental healthcare for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance and its supported practices employ over 8,800 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 35 states and more than 575 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to, statements with respect to: full year and fourth quarter guidance and management's related assumptions; business plans and objectives; our share repurchase authorization and repurchases thereunder; and other statements contained in this press release that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be materially harmed; we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with supported practices, which we do not own, to provide healthcare services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business and financial performance would be harmed; the impact on us of healthcare reform legislation and other changes in the healthcare industry and in healthcare spending is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings made with the Securities and Exchange Commission. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the Company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the Company’s operating performance and prospects. This press release also refers to Free Cash Flow, which is calculated as net cash provided by operating activities less purchases of property and equipment. Management believes Free Cash Flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after investments in property and equipment, can be used for future growth. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the Company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net income (loss) or income from operations.

Center Margin and Adjusted EBITDA anticipated for the fourth quarter of 2026 and full year 2026 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking fourth quarter of 2026 and full year 2026 Center Margin, Adjusted EBITDA guidance and Free Cash Flow is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	September 30, 2026	December 31, 2025
CURRENT ASSETS
Cash and cash equivalents	$218,818	$248,642
Patient accounts receivable, net	120,940	95,710
Prepaid expenses and other current assets	37,021	71,848
Total current assets	376,779	416,200
NONCURRENT ASSETS
Property and equipment, net	166,428	161,583
Right-of-use assets	162,395	149,720
Intangible assets, net	170,041	177,665
Goodwill	1,305,389	1,293,346
Other noncurrent assets	5,251	5,419
Total noncurrent assets	1,809,504	1,787,733
Total assets	$2,186,283	$2,203,933
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$5,502	$6,122
Accrued payroll expenses	129,848	143,327
Other accrued expenses	60,099	42,187
Operating lease liabilities, current	45,039	45,544
Other current liabilities	20,641	14,782
Total current liabilities	261,129	251,962
NONCURRENT LIABILITIES
Long-term debt, net	255,524	265,927
Operating lease liabilities, noncurrent	160,458	148,553
Deferred tax liability, net	16,408	16,408
Other noncurrent liabilities	373	68
Total noncurrent liabilities	432,763	430,956
Total liabilities	$693,892	$682,918
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of September 30, 2026 and December 31, 2025; 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of September 30, 2026 and December 31, 2025; 380,191 and 388,318 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	3,802	3,883
Additional paid-in capital	2,236,975	2,325,758
Accumulated deficit	(748,386)	(808,626)
Total stockholders' equity	1,492,391	1,521,015
Total liabilities and stockholders’ equity	$2,186,283	$2,203,933

consolidated statements of operations and comprehensive income (loss)

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
TOTAL REVENUE	$455,864	$363,809	$1,294,694	$1,042,090
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	294,462	247,227	844,319	707,286
General and administrative expenses	113,389	95,615	321,858	287,421
Depreciation and amortization	14,936	13,557	42,503	41,319
Total operating expenses	$422,787	$356,399	$1,208,680	$1,036,026
INCOME FROM OPERATIONS	$33,077	$7,410	$86,014	$6,064
OTHER EXPENSE
Loss on remeasurement of contingent consideration	(2,339)	—	(2,370)	—
Transaction costs	(510)	—	(1,499)	—
Interest expense, net	(2,491)	(2,814)	(6,916)	(8,787)
Other expense	(334)	(24)	(609)	(117)
Total other expense	$(5,674)	$(2,838)	$(11,394)	$(8,904)
INCOME (LOSS) BEFORE INCOME TAXES	27,403	4,572	74,620	(2,840)
INCOME TAX (PROVISION) BENEFIT	(5,018)	(3,495)	(14,380)	835
NET INCOME (LOSS)	$22,385	$1,077	$60,240	$(2,005)
EARNINGS (LOSS) PER SHARE
Basic	0.06	0.00	0.16	(0.01)
Diluted	0.06	0.00	0.15	(0.01)
Weighted-average shares outstanding
Basic	381,214	386,963	383,976	385,672
Diluted	391,223	388,895	391,180	385,672

NET INCOME (LOSS)	$22,385	$1,077	$60,240	$(2,005)
OTHER COMPREHENSIVE LOSS
Unrealized losses on cash flow hedge, net of tax	—	(345)	—	(929)
COMPREHENSIVE INCOME (LOSS)	$22,385	$732	$60,240	$(2,934)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$60,240	$(2,005)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42,503	41,319
Non-cash operating lease costs	32,694	31,265
Stock-based compensation	53,117	57,997
Amortization of discount and debt issue costs	758	762
Other, net	4,356	1,440
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(24,381)	10,729
Prepaid expenses and other current assets	33,546	(10,410)
Accounts payable	(513)	2,868
Accrued payroll expenses	(14,146)	(3,689)
Operating lease liabilities	(34,116)	(35,829)
Other accrued expenses	15,979	(5,856)
Net cash provided by operating activities	$170,037	$88,591
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(37,415)	(25,214)
Acquisitions of businesses, net of cash acquired	(9,590)	—
Net cash used in investing activities	$(47,005)	$(25,214)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(10,875)	(5,438)
Taxes related to net share settlement of equity awards	(24,919)	(8,607)
Proceeds from the exercise of stock options	5,368	—
Repurchases of common stock	(122,430)	—
Net cash used in financing activities	$(152,856)	$(14,045)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(29,824)	49,332
Cash and cash equivalents - beginning of period	248,642	154,571
CASH AND CASH EQUIVALENTS – END OF PERIOD	$218,818	$203,903
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest, net	$12,298	$13,253
Cash paid for taxes, net of refunds	$1,294	$1,564
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Contingent consideration incurred in acquisitions of businesses	$3,983	$—
Acquisition of property and equipment included in liabilities	$4,546	$4,484

RECONCILIATION OF income FROM OPERATIONS TO CENTER MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(in thousands)
Income from operations	$33,077	$7,410	$86,014	$6,064
Adjusted for:
Depreciation and amortization	14,936	13,557	42,503	41,319
General and administrative expenses (1)	113,389	95,615	321,858	287,421
Center Margin	$161,402	$116,582	$450,375	$334,804
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock-based compensation for all employees.

RECONCILIATION OF NET income (loss) TO ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(in thousands)
Net income (loss)	$22,385	$1,077	$60,240	$(2,005)
Adjusted for:
Interest expense, net	2,491	2,814	6,916	8,787
Depreciation and amortization	14,936	13,557	42,503	41,319
Income tax provision (benefit)	5,018	3,495	14,380	(835)
Loss on remeasurement of contingent consideration	2,339	—	2,370	—
Stock-based compensation expense	18,168	18,297	53,117	57,997
Loss on disposal of assets	334	24	609	117
Transaction costs (1)	510	—	1,499	—
Executive transition costs	—	577	—	1,296
Litigation costs (2)	34	(70)	(94)	1,088
Strategic initiatives (3)	1,741	—	2,738	—
Real estate optimization and restructuring charges (4)	(27)	(6)	(38)	(103)
Amortization of cloud-based software implementation costs (5)	428	444	1,269	1,199
Adjusted EBITDA	$68,357	$40,209	$185,509	$108,860

(1)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to the underwritten public offerings of shares of our common stock by certain selling stockholders completed in the three and nine months ended September 30, 2026.
(2)
Litigation costs, net of insurance recoveries, include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case (e.g., complex class action litigation), (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy. During each of the three and nine months ended September 30, 2026 and 2025, litigation costs included cash expenses related to certain litigation matters, including a privacy class action litigation, and for the three and nine months ended September 30, 2025, a compensation model class action litigation.
(3)
Strategic initiatives consist of expenses directly related to evaluating and implementing a critical enterprise-wide scalable electronic health resources system in connection with our significant expansion. Strategic initiatives represents costs, such as third-party consulting costs and one-time costs, that are not part of our ongoing operations related to this enterprise-wide system. We considered the frequency and scale of this enterprise upgrade when determining that the expenses were not normal, recurring operating expenses.
(4)
Real estate optimization and restructuring charges consist of cash expenses and non-cash charges related to our real estate optimization initiative, which included certain asset impairment and disposal costs, certain gains and losses related to early lease terminations, and exit and disposal costs related to our real estate optimization initiative to consolidate our physical footprint during 2023. As the decision to close these centers was part of a significant strategic project driven by a historic shift in behavior, the magnitude of center closures was greater than what would be expected as part of ordinary business operations and did not constitute normal recurring operating activities. During the three and nine months ended September 30, 2026 and 2025, real estate optimization and restructuring charges consisted of certain gains and losses related to early lease terminations of previously abandoned real estate leases in 2023.
(5)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive income (loss).